EXHIBIT 35.1

                          SERVICER COMPLIANCE STATEMENT
             WITH RESPECT TO THE INDENTURE ("THE INDENTURE") FOR THE
                       HARTFORD LIFE GLOBAL FUNDING TRUST
            [2004-001], [2005-072 - 2005-155], [2006-001 - 2006-067]
          FOR THE PERIOD ENDING JUNE 15, 2006 (THE "REPORTING PERIOD")



         I, Joseph Giordano, being a duly appointed officer of JPMorgan Chase Bank, N.A., either as the Indenture Trustee (the "Indenture Trustee") or as Paying Agent and Registrar under the Indenture delivered with respect to the Global Funding Trust described above, do hereby certify, on behalf of the Indenture Trustee or Paying Agent and Registrar with respect to its activities as servicer under the Indenture (the "Servicer"), that:

         1. A review of the Servicer's activities during the Reporting Period and of its performance under the Indenture has been made under my supervision.

         2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Indenture in all material respects throughout the Reporting Period.



Dated:   August 15, 2006



                                               JPMORGAN CHASE BANK, N.A.,
                                               as Servicer under the Indenture



                                               By:      /s/ Joseph Giordano
                                                        Joseph Giordano
                                                        Sr. Vice President